As filed with the Securities and Exchange Commission on December 9, 2016

Registration No. 333-212673

Registration No. 333-201809

Registration No. 333-185990

Registration No. 333-185988

Registration No. 333-185986

Registration No. 333-184900

Registration No. 333-179112

Registration No. 333-178421

Registration No. 333-178420

Registration No. 333-176988

Registration No. 333-176987

Registration No. 333-177843

Registration No. 333-177844

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-212673

FORM S-8 REGISTRATION STATEMENT NO. 333-201809

FORM S-8 REGISTRATION STATEMENT NO. 333-185990

FORM S-8 REGISTRATION STATEMENT NO. 333-185988

FORM S-8 REGISTRATION STATEMENT NO. 333-185986

FORM S-8 REGISTRATION STATEMENT NO. 333-184900

FORM S-8 REGISTRATION STATEMENT NO. 333-179112

FORM S-8 REGISTRATION STATEMENT NO. 333-178421

FORM S-8 REGISTRATION STATEMENT NO. 333-178420

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-176988

FORM S-8 REGISTRATION STATEMENT NO. 333-176987

FORM S-8 REGISTRATION STATEMENT NO. 333-177843

FORM S-8 REGISTRATION STATEMENT NO. 333-177844

UNDER

THE SECURITIES ACT OF 1933

Starz Acquisition LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8988475
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
8900 Liberty Circle Englewood, Colorado 80112 (Address, Including Zip Code, of Principal Executive Offices)

Starz 2016 Omnibus Incentive Plan

Starz 401(k) Savings Plan

Starz Transitional Stock Adjustment Plan

Starz 2011 Nonemployee Director Incentive Plan

Starz 2011 Incentive Plan

(Full titles of the plans)

David I. Weil, Esq.

Starz

8900 Liberty Circle

Englewood, Colorado 80112

(720) 852-7700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

These post-effective amendments (these “Post-Effective Amendments”), filed by Starz Acquisition LLC, a Delaware limited liability company (the “Company,” and formerly, Starz, a Delaware corporation (“Starz”)), deregisters the shares of Starz’s Series A common stock, par value $0.01 (the “Starz Series A common stock”) issuable and any other securities remaining unissued, under the following plans, which were registered on the following Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) (each, a “Registration Statement” and collectively, the “Registration Statements”), and that remain unsold as of the date of this Amendment:

•	Registration Statement on Form S-8 (No. 333-212673), which was filed with the Commission on July 25, 2016, pertaining to the registration of Starz Series A common stock issuable under the Starz 2016 Omnibus Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-201809), which was filed with the Commission on February 2, 2015, pertaining to the registration of Starz Series A common stock issuable under the Starz 401(k) Savings Plan;

•	Registration Statement on Form S-8 (No. 333-185990), which was filed with the Commission on January 11, 2013, pertaining to the registration of Starz Series A common stock issuable under the Starz Transitional Stock Adjustment Plan;

•	Registration Statement on Form S-8 (No. 333-185988), which was filed with the Commission on January 11, 2013, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Nonemployee Director Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-185986), which was filed with the Commission on January 11, 2013, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-184900), which was filed with the Commission on November 13, 2012, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-179112), which was filed with the Commission on January 20, 2012, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-178421), which was filed with the Commission on December 9, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz Transitional Stock Adjustment Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-178420), which was filed with the Commission on December 9, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz 401(k) Savings Plan;

•	Registration Statement on Form S-8 (No. 333-176988), which was filed with the Commission on September 26, 2011, as previously amended on November 29, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz Transitional Stock Adjustment Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-176987), which was filed with the Commission on September 26, 2011, as previously amended on November 29, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz 401(k) Savings Plan;

•	Registration Statement on Form S-8 (No. 333-177843), which was filed with the Commission on November 9, 2011, as previously amended on November 29, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Nonemployee Director Incentive Plan; and

•	Registration Statement on Form S-8 (No. 333-177844), which was filed with the Commission on November 9, 2011, as previously amended on November 29, 2011, pertaining to the registration of Starz Series A common stock issuable under the Starz 2011 Incentive Plan.

On December 8, 2016, Lions Gate Entertainment Corp. (“Lions Gate”), Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (“Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger dated as of June 30, 2016 (as amended, the “Merger Agreement”) by and among Lions Gate, Starz and Merger Sub. The Starz Series A common stock and Starz’s Series B common stock, par value $0.01 (the “Starz Series B common stock,” and together with the Starz Series A common stock, the “Starz common stock”) are no longer publicly outstanding, and shares of Starz common stock currently represent the right to receive the consideration described in the Merger Agreement. After consummation of the Merger, Starz converted from a Delaware corporation into a Delaware limited liability company and changed its name to Starz Acquisition LLC. As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements on file with the Commission, including each of the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 9thday of December, 2016.

Starz Acquisition LLC

By:	/s/ David I. Weil, Esq.
Name: David I. Weil, Esq.
Title: Chief Legal Officer

In reliance on Rule 478 of the Securities Act of 1933, no other person is required to sign these Post-Effective Amendments to the Registration Statements.